UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 5, 2004

Aastrom Biosciences, Inc.

(Exact name of registrant as specified in charter)

Michigan	0-22025	94-3096597

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor Michigan	48106

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 930-5555

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Item 5. Other Events.

On April 5, 2004 Aastrom Biosciences, Inc. (the “Company”) issued a press release announcing that it had closed the sale to three institutional investors in a registered direct offering of 8,000,000 shares of its common stock at a purchase price of approximately $1.14 per share, for aggregate gross proceeds of approximately $9.1 million. In addition, an aggregate of 2,960,000 warrants to purchase 2,960,000 shares of common stock were issued to the institutional investors and the placement agent. The warrants have an exercise price of $1.65 per share. A copy of the Company’s press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The Company will be issuing a corrective press release to restate the exercise price of the warrants from $1.42 per share of common stock to $1.65 per share of common stock.

In connection with the sale of the shares and the warrants, the Company is filing the Securities Purchase Agreement relating thereto as Exhibit 99.2 and the form of warrant issued pursuant to the Securities Purchase Agreement as Exhibit 99.3.

Item 7. Financial Statements and Exhibits.

Exhibit
No.	Description
99.1	Press Release issued by the Company on April 5, 2004.

99.2	Securities Purchase Agreement dated as of April 5, 2004 by and between the Company and the Institutional Investors.

99.3	Form of Warrant issued pursuant to the Securities Purchase Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.

Date: April 5, 2004	By:	/s/ Alan M. Wright

Senior Vice President,
Administrative and Financial Operations, CFO

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release issued by the Company on April 5, 2004.

99.2	Securities Purchase Agreement dated as of April 5, 2004 by and between the Company and the Institutional Investors

99.3	Form of Warrant issued pursuant to the Securities Purchase Agreement